EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use, in this Registration Statement on Form S-1, of our report dated March 29, 2019 related to the financial statements of Arcimoto, Inc. as of December 31, 2018 and 2017 and for the years then ended, which includes an explanatory paragraph as to Arcimoto, Inc.’s ability to continue as a going concern. We also consent to the reference to us in the “Experts” section of the Registration Statement.

/s/ dbbmckennon

Newport Beach, California

November 15, 2019